EXHIBIT 5.1 OPINION ON LEGALITY

DANIEL H. LUCIANO

------------

ATTORNEY AT LAW

242 A WEST VALLEY BROOK ROAD

CALIFON, NEW JERSEY 07830

----

TELEPHONE 908-832-5546

EFAX

847-556-1456

      MEMBER TEXAS AND

EMAIL

dhluciano@embarqmail.com

      NEW JERSEY BARS

March 31, 2008

Joss Star International Group, Inc.

33rd Floor

Tian An International Tower

88 Zhongshan Road

Dalian, People's Republic of China 116001

Ladies and Gentlemen:

You have requested my opinion as counsel for Joss Star International Group, Inc., a Nevada company (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 50,000,000 shares of the Company's common stock (the "Shares") which is the subject of the Registration Statement filed by the Company on Form SB-2 to which this opinion is attached as an exhibit.

In connection therewith, and arriving at the opinion as expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation as amended, By-laws of the Company, the Registration Statement on Form SB-2 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement") and such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with my examination, I have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the  legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that the Shares when issued by the Company will be legally issued and non-assessable shares of capital stock of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

/s/ Daniel H. Luciano

Daniel H. Luciano